UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: November 17, 2006
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On November 20, 2006, Akamai Technologies, Inc., a Delaware corporation (“Akamai”), announced that it had entered into an Agreement and Plan of Merger dated November 17, 2006 (the “Merger Agreement”) by and among Akamai, Nantucket Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Akamai, Nine Systems Corporation, a Delaware corporation (“Nine Systems”), and the principal stockholders of Nine Systems. Under the Merger Agreement, Akamai will acquire all of the outstanding equity of Nine Systems in exchange for approximately 3.1 million shares of Akamai’s common stock and approximately $7 million in cash, subject to certain closing adjustments. The closing of the merger is subject to customary closing conditions including obtaining the approval of Nine Systems’ stockholders.
     A copy of the press release announcing the signing of the Merger Agreement is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 20, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 20, 2006